AMENDED AND RESTATED BYLAWS
OF
LSB FINANCIAL CORP.

ARTICLE I
Shareholders

            Section 1.01. Annual Meeting and Place of Meetings. An annual meeting of the stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, on such date, and at such time as the Board of Directors shall each year fix. A11 meetings of the shareholders shall be held at such place, within or outside the State of Indiana, as may be specified in the notice or waiver of notice thereof.

         Section 1.02. Special Meetings. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board of Directors or by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies on the Board of Directors (hereinafter the "Whole Board").

         Section 1.03. Notice of Meeting. Written notice of each meeting of the shareholders stating the place, day, and hour of such meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary at least ten (10) days and not more than sixty (60) days before the date of the meeting to each shareholder of record as of the record date fixed by the person or persons calling said meeting, at his address of record. If no record date has been fixed for a meeting of the shareholders, the record date shall be the date on which the notice of said meeting was mailed. Notice of any such meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof. Attendance at any meeting, in person or by proxy, shall constitute a waiver of notice of such meeting. When a meeting is adjourned to another place, date or time, written notice need not be given of the adjourned meeting if the place, date and time thereof are announced at the meeting at which the adjournment is taken; provided, however, that if the date of any adjourned meeting is more than thirty (30) days after

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the date for which the meeting was originally noticed, or if a new record date is fixed for the adjourned meeting, written notice of the place, date and time of the adjourned meeting shall be given in conformity herewith. At any adjourned meeting, any business may be transacted which might have been transacted at the original meeting.

         Section 1.04. Voting and Proxies. At any meeting of the stockholders, every shareholder entitled to vote may vote in person or by proxy authorized by an instrument in writing (or as otherwise permitted under applicable law) by the shareholder or his duly authorized attorney-in-fact filed in accordance with the procedure established for the meeting. Proxies solicited on behalf of the management shall be voted as directed by the shareholder or, in the absence of such direction, as determined by a majority of the Board of Directors. No proxy shall be valid after eleven months from the date of its execution except for a proxy coupled with an interest. Shareholders shall have one vote for each share of stock entitled to vote which is registered in his or her name on the record date for the meeting, except as otherwise provided herein or in the Articles of Incorporation of the Corporation or as required by law. A11 voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a shareholder entitled to vote or his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by ballot, each of which shall state the name of the shareholder or proxy voting and such other information as may be required under the procedure established for the meeting. Every vote taken by ballot shall be counted by an inspector or inspectors appointed by the chairman of the meeting. Voting for directors shall not be cumulative.

         Section 1.05. Quorum. At any meeting of the shareholders the holders of at least one-third (1/3) of all of the shares of the stock entitled to vote at the meeting, represented in person or by proxy, shall constitute a quorum unless or except to the extent that the presence of a larger number may be required by law. Except as otherwise provided by The Indiana Business Corporation Law, as amended, or as provided in the Articles of Incorporation, a majority of said quorum may decide any questions which may properly come before any meeting. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes, present in person or represented by proxy, shall constitute a quorum entitled to take action with

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respect to that vote on that matter. If a quorum shall fail to attend any meeting, the chairman of the meeting or the holders of a majority of the shares of stock entitled to vote who are present, in person or by proxy, may adjourn the meeting to another place, date or time. If a notice of any adjourned special meeting of stockholders is sent to all shareholders entitled to vote thereat, stating that it will be held with those present constituting a quorum, then except as otherwise required by law, those present at such adjourned meeting shall constitute a quorum, and all matters shall be determined by a majority of the votes cast at such meeting.

         Section 1.06. Organization. Such person as the Board of Directors may have designated or, in the absence of such a person, the President of the Corporation or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.

         Section 1.07. Conduct of Business.

         (a) The chairman of any meeting of shareholders shall determine the order of business and the procedure at the meeting, including such regulation of the manner of voting and the conduct of discussion as seem to him or her in order.

         (b) At any annual meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation who is entitled to vote with respect thereto and who complies with the notice procedures set forth in this Section 1.07(b). For business to be properly brought before an annual meeting by a shareholder, the business must relate to a proper subject matter for shareholder action and the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a shareholder's notice must be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than twenty (20) days, or delayed by more than sixty (60) days from such

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anniversary date, notice by the shareholder to be timely must be so delivered not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which notice of the date of the annual meeting was mailed or public announcement of the date of such meeting is first made. A shareholder's notice to the Secretary shall set forth as to each matter such shareholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the shareholder who proposed such business, (iii) the class and number of shares of the Corporation's capital stock that are beneficially owned by such shareholder and (iv) any material interest of such shareholder in such business. Notwithstanding anything in these By-laws to the contrary, no business shall be brought before or conducted at an annual meeting except in accordance with the provisions of this Section 1.07(b). The officer of the Corporation or other person presiding over the annual meeting shall, if the facts so warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section 1.07(b) and, if he should so determine, he shall so declare to the meeting and any such business so determined to be not properly brought before the meeting shall not be transacted. At any special meeting of the shareholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of Directors.

         (c) Only persons who are nominated in accordance with the procedures set forth in these By-laws shall be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Corporation may be made at a meeting of shareholders at which directors are to be elected only (i) by or at the direction of the Board of Directors or (ii) by any shareholder of the Corporation entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in this Section 1.07(c). Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Secretary of the Corporation. To be timely, a shareholder's notice shall be delivered or mailed to and received at the principal executive offices of the Corporation not less than ninety (90) days prior to the date of the meeting; provided,

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however, that in the event that less than one hundred (100) days' notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice to shareholders to be timely must be so received not later than the close of business on the tenth (10th) day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. Such shareholder's notice shall set forth (i) as to each person whom such shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice, (x) the name and address, as they appear on the Corporation's books, of such shareholder and (y) the class and number of shares of the Corporation's capital stock that are beneficially owned by such shareholder. At the request of the Board of Directors, any person nominated by the Board of Directors for election as a director shall furnish to the Secretary of the Corporation that information required to be set forth in a shareholder's notice of nomination which pertains to the nominee. No person shall be eligible for election as a director of the Corporation unless nominated in accordance with the provisions of this Section 1.07(c). The officer of the Corporation or other person presiding at the meeting shall, if the facts so warrant, determine that a nomination was not made in accordance with such provisions and, if he or she should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.

         Section 1.08. Action by Unanimous Written Consent Without a Meeting. Subject to the rights of the holders of any class or series of preferred stock of the Corporation, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing by such stockholders.

         Section 1.09. Stock List. The officer who has charge of the stock transfer books of the Corporation shall prepare and make, in the time and manner required by applicable law, a list of shareholders entitled to vote and shall make such list available for such purposes, at such places, at such times and to

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such persons as required by applicable law. The stock transfer books shall be the only evidence as to the identity of the shareholders entitled to examine the stock transfer books or to vote in person or by proxy at any meeting of shareholders.

         Section 1.10. Inspectors of Election. The Board of Directors shall, in advance of any meeting of shareholders, appoint one or more persons as inspectors of election, to act at the meeting or any adjournment thereof and make a written report thereof, in accordance with applicable law.

ARTICLE II

Board of Directors

         Section 2.01. Number. The number of directors of the Corporation shall be fixed from time to time exclusively by the Board of Directors by resolution adopted by a majority of the total number of the Corporation's directors.

         Section 2.02. General Powers and Term of Office. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors shall annually elect a Chairman of the Board and a President from among its members and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings. The directors, other than those who may be elected by the holders of any class or series of preferred stock, shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class to expire at the conclusion of the first annual meeting of the shareholders, the term of office of the second class to expire at the conclusion of the annual meeting of shareholders one year thereafter, and the term of office of the third class to expire at the conclusion of the annual meeting of shareholders two years thereafter, with each director to hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of shareholders following the initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding annual meeting of shareholders after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

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         No person who is over the age of seventy (70) years shall be eligible for election, reelection, appointment, or reappointment to the Board of Directors. All directors shall retire from the Board as of the annual meeting next following the attainment of the age of seventy (70) years. This age limitation does not apply to an advisory director or to a director emeritus. Any director may resign at any time by sending a written notice of such resignation to the office of the Corporation delivered to the Secretary. More than three (3) consecutive absences from regular meetings of the Board, unless excused by resolution of the Board, shall automatically constitute a resignation, effective when such resignation is accepted by the Board. At any meeting of the Board of Directors, business shall be transacted in such order and manner as the Board may from time to time determine, and all matters shall be determined by the vote of a majority of the directors present, except as otherwise provided herein or required by law.

         Section 2.03. Vacancies and Newlv Created Directorships. Subject to the rights of the holders of any class or series of preferred stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of shareholders at which the term of office of the class to which they have been elected expires, and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the Board shall shorten the term of any incumbent director.

         Section 2.04. Regular Meetings. Regular meetings of the Board of Directors may be held without notice, at such times and places, within or outside the State of Indiana, as the Board of Directors may from time to time designate.

         Section 2.05. Other Meetings. Other meetings of the Board of Directors may be held upon the call of the Chairman of the Board, the President, or one-third (1/3) or more of the directors then in office (rounded up to the nearest whole number) at any place, within or outside the State of Indiana. Notice of the place, time and date of each such special meeting shall be given to each director by mailing written notice not less than five (5)

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days before the meeting or by or by personal delivery or by telegram or facsimile transmission of the same not less than twenty-four (24) hours before the meeting. At any meeting at which all of the directors are present, notice of the time, place and purposes thereof shall be deemed waived. Notice of any meeting may be waived in writing, either before, during or after any meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

         Section 2.06. Quorum. At any meeting of the Board of Directors, a majority of the authorized number of directors shall constitute a quorum for the transaction of any business; except, for the purpose of filling vacancies on the Board of Directors, a majority of the remaining directors shall constitute a quorum. Except as otherwise provided by The Indiana Business Corporation Law as amended or the Articles of Incorporation of the Corporation, a majority of such quorum may decide any question properly brought before any meeting. If a quorum shall fail to attend any meeting, a majority of those present may adjourn the meeting to another place, date, or time, without further notice or waiver thereof.

         Section 2.07. Action by Unanimous Written Consent Without a Meeting. Any action which is required or permitted to be taken at a meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if, prior thereto, a written consent setting forth the action to be taken is signed by all directors or all members of said committee, as the case may be. A copy of the consent shall be filed with the minutes of the meetings of the Board of Directors.

         Section 2.08. Attendance by Conference Telephone. Any or all directors may participate in any regular or special meeting of the directors by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.

         Section 2.09 Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:

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                  (a) To declare dividends from time to time in accordance with law;

                  (b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;

                  (c) To authorize the creation, making and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;

                  (d) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;

                  (e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;

                  (f) To adopt from time to time such stock, option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;

                  (g) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine; and,

                  (h) To adopt from time to time regulations, not inconsistent with these By-laws, for the management of the Corporation's business and affairs.

         Section 2.10. Compensation of Directors. Directors, as such, may receive, pursuant to resolution of the Board of Directors, fixed fees and other compensation for their services as directors, including, without limitation, their services as members of committees of the Board of Directors.

         Section 2.11. Qualification of Directors. Any member of the Board of Directors, in order to qualify to stand for election or to continue to serve as a director, shall be domiciled in, have a principal residence in or have his or her primary place of business located in any county in which the Corporation or any of its subsidiaries has an office.

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ARTICLE III

Committees

         Section 3.01. Committees of the Board of Directors. The Board of Directors, by a vote of a majority of the Board of Directors, may from time to time designate committees of the Board, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. Any committee so designated may exercise the power and authority of the Board of Directors to declare a dividend, to authorize the issuance of stock or to adopt a plan of merger pursuant to the Indiana Business Corporation Law if the resolution which designated the committee or a supplemental resolution of the Board of Directors shall so provide. In the absence or disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.

         Section 3.02. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.

         Section 3.03. Nominating Committee. The Board of Directors may appoint a Nominating Committee of the Board, consisting of not less than three (3) members, one of which shall be the President if, and only so long as, the President remains in

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office as a member of the Board of Directors. The Nominating Committee shall have authority (a) to review any nominations for election to the Board of Directors made by a shareholder of the Corporation pursuant to Section 1.07(c)(ii) of Article I of these By-laws in order to determine compliance with such By-law and (b) to recommend to the Whole Board nominees for election to the Board of Directors to replace those directors whose terms expire at the annual meeting of stockholders next ensuing.

ARTICLE IV

Officers

         Section 4.01. Officers. The officers shall consist of a President, Secretary, Treasurer, and such other officers (including Chairman of the Board, one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers) as the Board of Directors may from time to time determine. Officers chosen by the Board of Directors shall each have such powers and duties as generally pertain to their respective offices, subject tp the specific provisions of this Article IV. Such officers shall also have such powers and duties as from time to time may be conferred by the Board of Directors or by any committee thereof.

         Section 4.02. Qualifications. Any two or more offices may be held by the same person.

         Section 4.03. Election, Tenure, and Removal. The officers shall be elected annually by the Board of Directors at the first meeting of the Board following the annual meeting of the shareholders, and, unless sooner removed, shall serve until the next annual election of officers by the Board of Directors and until their successors shall have been duly elected and qualified. The Board of Directors may remove any officer with or without cause by the affirmative vote of a majority of the authorized number of directors then constituting the Board of Directors.

         Section 4.04. President. The President shall have the authority and the duty to manage the affairs of the Corporation and shall have such other powers and perform such other duties as are delegated to him by the Board of

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Directors or as are incidental to his office. The President shall be a director.

         Section 4.05. Vice President. The Vice President or Vice Presidents, if any, shall perform the duties of the President in his absence or during his disability to act. In addition, the Vice Presidents shall perform-the duties and exercise the powers usually incident to their respective offices and/or such other duties and powers as may be properly assigned to them from time to time by the Board of Directors, the Chairman of the 80ard or the President.

         Section 4.06. Secretary. The Secretary shall have custody of the minutes and records of the Corporation. He shall keep the minutes of all meetings of the shareholders and of the Board of Directors, shall give such notice as may be required for all such meetings and shall have such other powers and perform such other duties as are delegated to him by the Board of Directors, the Chairman of the Board, or the President or as are incidental to his office.

         Section 4.07. Treasurer. The Treasurer shall keep correct and complete books of account in accordance with the accounting method adopted by the Board of Directors, showing the financial condition of the Corporation and the results of its operations. He shall have custody of all monies, securities, and other certificates evidencing intangible personal property belonging to the Corporation. He shall upon request furnish statements of the current financial condition and the current results of operations of the Corporation and he shall have such other powers and perform such other duties as are delegated to him by the Board of Directors, the Chairman of the Board, the President or as are incidental to his office.

         Section 4.08. Other Officers. All other officers shall have such powers and perform such duties as are delegated to them by the Board of Directors, the Chairman of the Board, or the President.

         Section 4.09. Delegation of Authority. In the case of the absence or incapacity of any officer, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate any or all of the duties or powers of such officers to any other officer or to any director or to any other person.

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         Section 4.10. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.

ARTICLE V.

Shares and Certificates for Shares

         Section 5.01. Issuance of Shares. The Board of Directors may authorize the issuance of shares of the Corporation for such consideration as the Board of Directors may establish from time to time, subject to the limitations imposed by the Indiana Business Corporation Law and other applicable laws and regulations, and when the Corporation has received the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor shall be fully paid and nonassessable.

         Section 5.02. Issuance of Certificates. Each holder of shares of the Corporation shall be entitled to one or more certificates, signed on behalf and in the name of the Corporation by the President or Vice President and attested by the Secretary or an Assistant Secretary. Such certificates shall be in a form prescribed by the Board of Directors. Certificates for shares shall be issued in numerical order and shall be duly entered on the books of the Corporation as they are issued. Any or all of the signatures on the certificate may be by facsimile.

         Section 5.03. Transfer of Certificates. Shares shall be assignable and transferable only on the books of the Corporation or by transfer agents designated to transfer shares of the stock of the Corporation. Except where a certificate is issued in accordance with Section 5.04 of Article V of these By-laws, an outstanding certificate for the number of shares involved shall be surrendered for cancellation before a new certificate is issued therefore.

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         Section 5.04. Loss or Destruction. In case of loss, theft or destruction of a certificate for shares, another certificate may be issued in lieu thereof in such manner and upon such terms as the Board of Directors shall authorize, either by general resolution or by special resolution in each particular case, and concerning the giving of a satisfactory bond or bonds of indemnity.

         Section 5.05. Holder of Record. In order that the Corporation may determine the shareholders entitled to notice of or to vote at any meeting of shareholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of any meeting of shareholders, nor more than sixty (60) days prior to the time for such other action as hereinbefore described; provided, however, that if no record date is fixed by the Board of Directors, the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining shareholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. The Corporation shall be entitled to treat the holder of record of any shares of the Corporation as the holder in fact thereof, and accordingly, shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof.

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         Section 5.06. Regulations. The issue, transfer, conversion and registration of certificates of stock shall be governed by such other regulations as the Board of Directors may establish.

ARTICLE VI

Notices

         Section 6.01. Notices. Except as otherwise specifically provided herein or required by law, all notices required to be given to any shareholder, director, officer, employee or agent shall be in writing and may in every instance be effectively given by hand delivery to the recipient thereof, by depositing such notice in the mail, postage paid, by sending such notice by prepaid telegram or mailgram or by sending such notice by facsimile machine or other electronic transmission. Any such notice shall be addressed to such shareholder, director, officer, employee or agent at his or her last known address as the same appears on the books of the Corporation. The time when such notice is received, if hand delivered, or dispatched, if delivered through the mail, by telegram or mailgram or by facsimile machine or other electronic transmission, shall be the time of the giving of the notice.

         Section 6.02. Waivers. A written waiver of any notice, signed by a shareholder, director, officer, employee or agent, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such shareholder, director, officer, employee or agent. Neither the business nor the purpose of any meeting need be specified in such a waiver.

ARTICLE VII

Miscellaneous

         Section 7.01. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these By-laws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.

         Section 7.02. Corporate Seal. The Board of Directors may provide a suitable seal, containing the name of the Corporation, which seal shall be in the charge of the Secretary. If and when

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so directed by the Board of Directors or a committee thereof, duplicates of the seal may be kept and used by the Treasurer or by an Assistant Secretary or Assistant Treasurer.

         Section 7.03. Reliance upon Books, Reports and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or committees of the 8card of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

         Section 7.04. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.

         Section 7.05. Time Periods. In applying any provision of these By-laws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded and the day of the event shall be included.

ARTICLE VIII

Amendments

         Section 8.01. Amendment of Bylaws. The By-laws of the Corporation may be adopted, amended or repealed as provided in Article IV of the Articles of Incorporation of the Corporation.

         The above Amended and Restated Bylaws of the Corporation were adopted by the Board of Directors of the Corporation on the 27th day of January 2003.

/s/Mary Jo David Mary Jo David, Corporate Secretary